SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                    Puradyn Filter Technologies Incorporated
                    ----------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 not applicable
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed: November 8, 2004

                    Puradyn Filter Technologies Incorporated
               2017 High Ridge Road, Boynton Beach, Florida 33426
                  Telephone 561 547 9499 Facsimile 561 547 4025


                                November 8, 2004


Dear Stockholder:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Puradyn Filter Technologies Incorporated, to be held on Thursday, December 16, 2004 at 10:00 a.m. (local time) at the Holiday Inn Catalina, 1601 North Congress Avenue, Boynton Beach, Florida 33426. The formal Notice of the 2004 Annual Meeting of Stockholders and Proxy Statement are attached.

         The matters to be acted upon by our stockholders are set forth in the Notice of 2004 Annual Meeting of Stockholders and include,

         o        the election of our Board of Directors;

         o the ratification of the engagement of Ernst & Young LLP as our Independent Registered Public Accounting Firm;

         o the approval of such other matters as may properly come before the meeting.

         It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

         I hope that you will attend the meeting in person, at which time I will review the business and operations of Puradyn Filter Technologies Incorporated.


                                          Sincerely,


                                          /s/ Richard C. Ford
                                          -----------------------------------
                                          Richard C. Ford
                                          Chief Executive Officer

                    PURADYN FILTER TECHNOLOGIES INCORPORATED


                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 16, 2004


         The 2004 Annual Meeting of the Stockholders of Puradyn Filter Technologies Incorporated will be held at 10:00 a.m. (local time), at the Holiday Inn Catalina, 1601 North Congress Avenue, Boynton Beach, Florida 33426, on Thursday, December 16, 2004. At the 2004 Annual Meeting, you will be asked to vote on the following matters:

         1.       To elect a Board of Directors consisting of six (6) members;

         2. To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm, to serve at the pleasure of the Board of Directors;

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record, as shown on our transfer books at the close of business on October 28, 2004, will be entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the 2004 Annual Meeting will be available for examination by any stockholder, for proper purposes, during normal business hours at our offices for a period of at least 10 days preceding the 2004 Annual Meeting.

         The Board of Directors recommends that you vote FOR the Board's slate of nominees to serve on the Board of Directors and FOR the ratification of the appointment of Ernst & Young LLP.

                                          By Order of the Board of Directors

                                          /s/ Richard C. Ford
                                          ----------------------------------
                                          Richard C. Ford
                                          Chief Executive Officer

November 8, 2004


PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                    PURADYN FILTER TECHNOLOGIES INCORPORATED


                                 PROXY STATEMENT


                       2004 ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 16, 2004


                                  INTRODUCTION

         The accompanying proxy is solicited by the Board of Directors of Puradyn Filter Technologies Incorporated ("Puradyn", "we", "us", "our") to be voted at the 2004 Annual Meeting of Stockholders to be held on December 16, 2004, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed by the stockholder's instructions. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to our stockholders for approval. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding Common Stock of the Company as of the record date. Abstentions and broker non-votes are counted for purposes of determining a quorum, but will not be counted as votes cast in connection with the election of directors or the ratification of our Independent Registered Public Accounting Firm.

         Any stockholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation in writing and delivered to the Company's principal offices at 2017 High Ridge Road, Boynton Beach, Florida 33426, by voting in person at the 2004 Annual Meeting, or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

         At the close of business on October 28, 2004, the record date for determining those stockholders entitled to notice of and to vote at the 2004 Annual Meeting, there were 17,452,164 shares of our Common Stock issued and outstanding. The Company did not have any other class of equity securities outstanding as of the record date. All shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share so held on the matters to be voted upon. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about November 8, 2004, and are accompanied by Puradyn's Annual Report on Form 10-KSB for the year ended December 31, 2003.

         In addition to the use of the mail, solicitations may be made by our employees, by telephone, email, mailgram, facsimile, telegraph, cable and personal interview. We will bear all expenses of soliciting proxies.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Our Board of Directors currently consists of seven members. At the meeting, six directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast, in person or represented by proxy, at the 2004 Annual Meeting. Therefore, the six nominees receiving the greatest number of votes cast will be elected directors of Puradyn (assuming a quorum is present). We have no reason to believe that any nominee will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board, if any of the nominees become unable or unwilling to serve.

         The following persons have been nominated by the Board for election to the Board of Directors:

NAME                 AGE   POSITION
------------------   ---   -----------------------------------------------
Joseph V. Vittoria    69   Chairman of the Board of Directors
Richard C. Ford       61   Chief Executive Officer and Director
Kevin G. Kroger       52   President, Chief Operating Officer and Director
Peter H. Stephaich    48   Director
Ottavio Serena        51   Director
Michael Castellano    63   Director

JOSEPH V. VITTORIA was appointed to the Board of Directors as Chairman on February 8, 2000. Mr. Vittoria was Chairman and Chief Executive Officer of Travel Services International, Inc. where he served from 1997 to 2000. From 1987 to 1997, Mr. Vittoria served as Chairman and Chief Executive Officer of Avis, Inc., and was President and Chief Operating Officer of Avis, Inc. from 1982 to 1987. Mr. Vittoria also serves on the boards of several companies, including Autoeurope. Inc.

RICHARD C. FORD has been a Director of Puradyn since its inception in 1988. He also served as President of the Company from 1988 until April 1997, as Chief Executive Officer and Treasurer until June 1997, and as Secretary of the Company from 1988 until August 1997. He also served as Secretary of the Company from its inception until August 1996. Mr. Ford resigned from the Company in 1997 but returned in April 1998 as President and in January 1999, was elected Chairman of the Board of Directors and appointed Chief Executive Officer. Mr. Ford was also Director of TF Purifiner Ltd. through July 17, 1997 at which time he resigned. He was re-appointed as a Director in 1999, currently serving as a Director on the Board of Puradyn, Ltd.

KEVIN G. KROGER joined the Company July 3, 2000 as President and Chief Operating Officer and was appointed to the Board of Directors in November 2000, and was also appointed to the Board of Puradyn, Ltd. in December 2000. Mr. Kroger was with Detroit Diesel Corporation from 1989 to the time he joined Puradyn, serving in various executive positions prior to his appointment in 1998 to the position of Vice President and General Manager of Series 30/40 Product. From 1987 to 1989 he was Vice President of R.E.S. Leasing and of VE Corporation. Prior to this, from 1971 to 1987, Mr. Kroger held several management positions with Caterpillar Corporation.

PETER H. STEPHAICH was appointed to the Board of Directors at its June 12, 2000 meeting and also serves a Chairman of our Compensation Committee. Mr. Stephaich is currently Chairman, Chief Executive Officer and President of Blue Danube Incorporated, a private holding Company engaged in the river transportation industry on the Upper Ohio River. Mr. Stephaich has been on the Blue Danube Board of Directors since 1982 and has held the titles of Chief Executive Officer and President since 1995. Prior to 1995, Mr. Stephaich worked for various financial institutions, including four years at Bankers Trust Company where he provided international financial advisory services to the transportation and aerospace industries.

OTTAVIO SERENA was appointed to the Board of Directors at its meeting on June 12, 2000. Mr. Serena is a principal of The Lynx Partners, a private equity consulting firm. He is also President of The Explorer and Fiber Group and is Managing Director of Lincolnshire Management, Inc., a publicly traded financial Company. From 1993 to 1999, Mr. Serena was with Citicorp Venture Capital, a leveraged buyout company. Mr. Serena co-founded and was managing director of The Lynx Partners from 1987 to 1993.

MICHAEL CASTELLANO was appointed to the Board of Directors at our January 24, 2001 meeting and currently serves as Chairman of our Audit Committee. Mr. Castellano retired in 1997 from Kobren Insight Group, a financial services company, where he served as Chief Administrative Officer from 1995 to 1997, and in 1994, he was Executive Vice President of Wall Street Access, a discount brokerage firm. Prior to that, from 1988 to 1993, Mr. Castellano was Senior Vice President and Corporate Controller for Fidelity Investments. Mr. Castellano also serves on the Board of Kobren Insight Funds.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During 2003, our Board of Directors met on 3 occasions and took action by unanimous written consent on 19 occasions. Each Director attended each meeting and concurred in each Board action by consent. We currently have an Audit Committee and a Compensation Committee. The current Board of Directors is comprised of three independent directors, Michael Castellano, Peter Stephaich and Ottavio Serena; and four non-independent directors, Joseph V. Vittoria, Richard C. Ford, Kevin G. Kroger and Alan J. Sandler. To maintain a balanced Board with regard to independence as defined in Section 121B(2)(c), of the American Stock Exchange listing standards, Alan J. Sandler will not seek reelection to the Board at the 2004 Annual Meeting.

         We do not have a nominating committee. The Board of Directors, sitting as a Board, selects those individuals to stand for election as members of our Board. Our Board members are selected on criteria based on a number of variables including strong industry knowledge or a general business expertise and background as a principal or executive, financial knowledge and experience, and people who are known to us to be of high integrity, ethics and character.

         The Board will consider candidates for Directors proposed by stockholders, although no formal procedures for submitting candidates have been adopted. Until otherwise determined, no less than 120 days prior to the Annual Board of Directors' meeting at which the slate of Board nominees is adopted, the Board accepts written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate's qualifications to serve as a Director and a statement of why the stockholder submitting the name of the proposed nominee believes that the nomination would be in the best interests of stockholders. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a resume supporting the nominee's qualifications to serve on our Board of Directors, as well as a list of references.

Stockholder Communications with our Board of Directors

         We have established an informal process for security holders to send communications to members of our Board of Directors. Stockholders who wish to contact the Board of Directors or any of its members may do so by writing to them, c/o Puradyn Filter Technologies, Inc., 2017 High Ridge Road, Boynton Beach, Florida 33426. Correspondence directed to an individual Board member is referred, unopened, to that Board member. Correspondence not directed to a particular Board member is referred, unopened, to the Chairman of the Audit Committee, for reviewing and forwarding to the appropriate person.

Audit Committee

         During 2003, the Audit Committee of the Board of Directors was composed of two independent directors (as independence is defined in Section 121(A) of the American Stock Exchange listing standards), and operates under a written charter adopted and reviewed annually by the Board of Directors. The Committee members were Michael Castellano (Chairperson) and Peter H. Stephaich. During the fiscal year ended December 31, 2003, the Audit Committee met on 4 occasions.

         The Board has determined that Mr. Castellano satisfies the criteria as an Audit Committee financial expert as established by the SEC under Item 401(e) of Regulation S-B and the American Stock Exchange, and that both members of the Committee are independent as that term is defined in applicable SEC Rules and American Stock Exchange listing standards.

         The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

         In this context, the Chairperson has met and held discussions with management and the Independent Registered Public Accounting Firm. Management represented to the Committee that Puradyn's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the Independent Registered Public Accounting Firm. The Committee discussed with the Independent Registered Public Accounting Firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In addition, the Committee has discussed with the Independent Registered Public Accounting Firm the Firm's independence from Puradyn and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         The Committee discussed with our Independent Registered Public Accounting Firm the overall scope and plans for their respective audit. The Committee meets with the Independent Registered Public Accounting Firm with and without management present, to discuss the results of their examinations, the evaluations of Puradyn's internal controls, and the overall quality of our financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Puradyn's Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

                      Michael Castellano Peter H. Stephaich

Compensation Committee

         The Compensation Committee provides overall guidance for officer compensation programs, including salaries and other forms of compensation including all employee stock option grants and warrant grants to non-employees. The Compensation Committee consists of three independent directors, Peter Stephaich (Chairperson), Ottavio Serena and Michael Castellano.

Code of Ethics

         We have adopted a Code of Ethics outlining business ethics and conflicts of interest for all officers, directors and employees of the Company, including procedures for prompt internal reporting of violations of the code to the appropriate persons. The Code has been adopted to promote:

                  o honest and ethical conduct,
                  o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
                  o compliance with applicable laws, rules and regulations,
                  o the prompt reporting of violation of the Code, and
                  o accountability for adherence to the Code of Ethics.

         You will find a copy of our code of ethics posted on our website at http://www.puradyn.com/ under Investor Relations, or you may write to us at Puradyn Investor Relations, 2017 High Ridge Road, Boynton Beach, FL 33426. Our Code of Ethics applies to all directors, officers and employees. We will provide a copy to you upon request at no charge.

                             EXECUTIVE COMPENSATION

Cash Compensation

         The following table shows, for the three year period ended December 31, 2003, the cash and other compensation paid by us to our Chief Executive Officer and to each other executive officers who had annual compensation in excess of $100,000.

------------------------------------------------------------------------------------------------------------------
                                        SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------
                                                                                  LONG TERM
                                                                                COMPENSATION
                                            ANNUAL COMPENSATION                    AWARDS
------------------------------------------------------------------------------------------------------------------
                                                             OTHER ANNUAL        SECURITIES         ALL OTHER
       NAME AND                                              COMPENSATION        UNDERLYING        COMPENSATION
  PRINCIPAL POSITION    YEAR    SALARY ($)    BONUS ($)         ($) (1)          OPTIONS (#)         ($) (3)
------------------------------------------------------------------------------------------------------------------
 Richard C. Ford        2003     $ 208,000   $        --      $     13,000                 --       $       --
 CEO and Director       2002       208,000            --            12,000                 --               --
                        2001       208,000            --            11,000                 --               --

 Kevin G. Kroger        2003       166,000            --            21,833                 --            2,372
 President, COO and     2002       166,000        80,000(2)         18,482              100,000(2)       2,144
 Director               2001       166,000        76,000            21,143                 --            1,964

 Alan Sandler           2003       100,000            --                --                 --               --
 Vice President,        2002       100,000            --                --                 --               --
 Secretary and          2001       100,000            --                --                 --               --
 Director
------------------------------------------------------------------------------------------------------------------

----------------------
(1) This amount represents payments made by the Company for car allowances and, in the case of Mr. Kroger, also for disability insurance premiums.

(2) In January 2003, in lieu of the contractual cash bonus amount of $80,000, 100,000 ISO stock options were granted to Mr. Kroger.

(3) Other compensation represents insurance premiums paid by the Company on behalf of Mr. Kroger for term life insurance for the benefit of Mr. Kroger's family. There are no dividends or cash surrender value payable on this policy, which is renewable annually.

Incentive and Non-qualified Stock Option Plans

         The Board of Directors adopted the 2000 Non-Employee Directors' Plan (the "Directors' Plan") on November 8, 2000, under which options to purchase 400,000 shares have been authorized for issuance. The Directors' Plan provides a means to attract and retain highly qualified persons to serve as non-employee directors and advisory.

         Each member of the Board of Directors was automatically granted 5,000 options at the date of commencement of the Directors' Plan and/or their initial election as new members to the Board of Directors. Each Director receives an additional 5,000 options at the close of each Annual Meeting of stockholders. Additionally, each Director automatically receives 2,500 options for each Committee of the Board on which the Director serves. Options are granted at a price equal to the fair market value of the stock on the date of grant, are exercisable commencing two years following grant, and will expire five years from the date of grant. In the event a person ceases to serve on the Board of Directors, the outstanding options expire one year from the date of cessation of service. The Board of Directors administers the Directors' Plan.

         The Company's 1999 Stock Option Plan (the "1999 Plan") and the 1996 Stock Option Plan (the "1996 Plan"), adopted on September 15, 1999 and amended in June 2000 and July 31, 1996, respectively, will work to increase the proprietary interest in Puradyn by our employees, Board of Advisors, consultants, and non-employee Directors, and to align more closely their interests with the interests of Puradyn's stockholders. The Plans will also maintain our ability to attract and retain the services of experienced and highly qualified employees and non-employee directors.

         Under the 1999 Plan and 1996 Plan, we had reserved an aggregate of 3.0 million and 2.2 million shares, respectively, of common stock for issuance pursuant to options granted under the Plans ("Plan Options"). The Board of Directors or a Committee of the Board of Directors (the "Committee") administers the Plans including, without limitation, the selection of the persons who will be granted Plan Options under the Plans, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Options granted under the 1996 and 1999 Plans may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plans also allow for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee and cannot be less than the par value of Puradyn's Common Stock.

         The per share purchase price of shares subject to Plan Options granted under the Plans may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

         Officers, directors, key employees and consultants of Puradyn and its subsidiaries (if applicable in the future) are eligible to receive Non-Qualified Options under the Plans. Only our officers and employees, and those of our subsidiaries are eligible to receive Incentive Options.

         All Plan Options are generally nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee but is a member of Puradyn's Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted to him generally shall lapse to the extent unexercised on the earlier of the expiration date or one year following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him generally shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22 (c) (3) of the Internal Revenue Code of 1986, the Plan Option granted to him generally lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability. Upon termination of service for any reason, employees of Puradyn have 30 days from the date of termination to exercise stock options unless the 30-day exercise period is extended by Board approval.

         The Board of Directors or the Committee may amend, suspend or terminate the Plans at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plans or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) extends the term of any Plan Option beyond ten years, or (iii) extends the termination date of the Plan. Unless the Plans shall theretofore have been suspended or terminated by the Board of Directors, the 1996 Plan shall terminate on July 31, 2006 and the 1999 Plan shall terminate on September 15, 2009. Any such termination of the Plans shall not affect the validity of any Plan Options previously granted thereunder.

         As of December 31, 2003, under the Directors' Plan, options to purchase 315,500 shares of common stock were outstanding. As of December 31, 2003, under the 1996 Plan, incentive stock options to purchase 157,357 shares of common stock were outstanding and non-qualified options to purchase 585,463 shares of common stock were outstanding and, under the 1999 Plan, incentive stock options to purchase 1,243,750 shares of common stock were outstanding and non-qualified options to purchase 22,000 shares of common stock were outstanding.

         On January 10, 2003, President/COO and Director Kevin Kroger was awarded 100,000 incentive stock options in lieu of and in exchange for the $80,000 year-end bonus, which was due and payable on December 31, 2002. These options were granted under the 1999 Plan with 50,000 vesting immediately and 50,000 vesting one year from the date of grant.

---------------------------------------------------------------------------------------------------------------------------
                                          OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------------
                              NUMBER OF SECURITIES         % OF TOTAL OPTIONS/SARS       EXERCISE OR
          NAME               UNDERLYING OPTIONS/SARS       GRANTED TO EMPLOYEES IN        BASE PRICE      EXPIRATION DATE
                                   GRANTED (#)                   FISCAL YEAR                ($/SH)
---------------------------------------------------------------------------------------------------------------------------
Richard C. Ford                        --                            --                      --                 --
---------------------------------------------------------------------------------------------------------------------------
Kevin G. Kroger                      100,000               --                               1.70              1/10/13
---------------------------------------------------------------------------------------------------------------------------
Alan J. Sandler                        --                            --                      --                 --
---------------------------------------------------------------------------------------------------------------------------

Option Exercises and Holdings

         The following table sets forth information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2003 to each person named in the Summary Compensation Table and the unexercised options held as of the end of the 2003 fiscal year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                NUMBER OF       SECURITIES                             VALUE OF UNEXERCISED IN
                                 SHARES         UNDERLYING       UNEXERCISED AT    THE-MONEY OPTIONS/ SARS AT YEAR
                               ACQUIRED ON     OPTIONS/ SARS      YEAR END (#)                 END ($)
                                EXERCISE           VALUE          EXERCISABLE/     -------------------------------
                              REALIZED (#)   EXERCISABLE/ ($)    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE (1)
                              ------------------------------------------------------------------------------------
Richard C. Ford
Chief Executive Officer and
   Director                        --             375,000             --            $ 538,500           --
Kevin G. Kroger
President, COO and Director        --             325,000            75,000            38,000           --
Alan J. Sandler
Vice President, Secretary
   and Director                    --               --                --               --               --

----------------------
(1) In accordance with the Securities and Exchange Commission's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $2.08, the closing price reported on December 31, 2003.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Puradyn. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were completed and filed on a timely basis, except for those previously disclosed in the 10-KSB filing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows certain information regarding Puradyn's common stock beneficially owned on the October 28, 2004 record date, by:

         o each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of Puradyn's common stock,
         o        each of Puradyn's directors,
         o        each officer named in the Summary Compensation Table, and
         o        all officers and directors as a group.

         A person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. At October 28, 2004, there were 17,452,164 shares of common stock outstanding. Except as otherwise indicated, (a) we have been informed that the persons identified in the table have sole voting and dispositive power with respect to their shares, and (b) the address of each person is 2017 High Ridge Road, Boynton Beach, Florida 33426.

---------------------------------------------------------------------------------------------------
                                                              NUMBER OF           PERCENT OF COMMON
                                                            COMMON STOCK         STOCK BENEFICIALLY
   NAME AND ADDRESS OR IDENTITY OF GROUP                BENEFICIAL OWNERSHIP            OWNED
---------------------------------------------------------------------------------------------------
Quantum Industrial Partners LDC ("QIP") (1)                       4,570,000                22.4%
---------------------------------------------------------------------------------------------------
Richard C. Ford (2)                                               1,933,985                 9.5%
---------------------------------------------------------------------------------------------------
Joseph V. Vittoria (5)                                            1,791,870                 8.8%
---------------------------------------------------------------------------------------------------
Glenhill Capital Management, LP (8)                               2,251,567                11.0%
---------------------------------------------------------------------------------------------------
Kevin G. Kroger (3)                                                 432,000                 2.1%
---------------------------------------------------------------------------------------------------
Alan J. Sandler (4)                                                 315,992                 1.6%
---------------------------------------------------------------------------------------------------
Peter Stephaich (6)                                                 132,500                  --*
---------------------------------------------------------------------------------------------------
Ottavio Serena (6)                                                  130,000                  --*
---------------------------------------------------------------------------------------------------
Michael Castellano (7)                                               39,000                  --*
---------------------------------------------------------------------------------------------------
All Officers and Directors as a group (7 persons)                 4,775,347                23.4%
---------------------------------------------------------------------------------------------------

----------------------
*        Less than 1%.

(1) Address is c/o Curacao Corporation Company, N.V., Kaya Flamboyan, Willenstad Curacao, Netherlands, Antilles.

(2) Mr. Ford serves as Chief Executive Officer and as a Director. Includes options to purchase (i) 100,000 shares of common stock at $.56 per share through April 14, 2009, options to purchase 100,000 shares of common stock at $.21 per share through January 7, 2009, and options to purchase 175,000 shares of common stock at $.94 per share through April 1, 2009.

(3) Mr. Kroger is President, Chief Operating Officer, and a Director. Includes options to purchase 300,000 shares of common stock at $9.25 through July 3, 2010, and options to purchase 100,000 shares of common stock at $1.70 through January 10, 2013.

(4)  Mr. Sandler serves as Vice President, Secretary, and Director.

(5) Mr. Vittoria serves as Chairman of the Board of Directors. Includes options to purchase 205,000 shares of common stock at $5.88 through October 23, 2005; and three warrants to purchase: 100,000 shares of common stock at $4.05 through March 28, 2007; 125,000 shares of common stock at $2.25 through March 14, 2008, and 150,000 shares of common stock at $2.00 through February 2, 2008, respectively.

(6) Mr. Stephaich and Mr. Serena serve as Directors. Includes options to purchase 10,000 and 7,500 shares of common stock, respectively, at $5.88 through October 23, 2005, 10,000 and 7,500 shares of common stock, respectively, at $2.60 through October 23, 2006 and 10,000 and 7,500 shares of common stock, respectively, at $2.46 through October 9, 2007. For Mr. Serena, also includes a warrant to purchase 100,000 shares of common stock at $1.00 through December 20, 2004.

(7) Mr. Castellano serves as a Director. Includes options to purchase 7,500 shares of common stock at $6.50 through January 24, 2006; 2,500 shares of common stock at $4.81 through May 16, 2006, 10,000 shares of common stock at $2.60 through October 23, 2006, and 10,000 shares of common stock at $2.46 through October 9, 2007.

(8)  Address is 650 Madison Avenue, 26th Floor, New York, NY 10022.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 2001, we received promissory notes from two officers for the exercise of their vested stock options in the amount of $853,750 and bearing interest of 5.63%. The principal and accrued interest are due upon the earlier of the expiration of the original option periods, which range from July 2008 to December 2009, or upon the sale of the common stock acquired by the execution of the options.

         On April 1, 2002, we executed an agreement with a third party and a related party who is affiliated with an executive officer, to receive web site and advertising consulting services. The agreement was for a term of 15 weeks and the two consultants received 20,000 stock options having a fair value of approximately $61,000, as well as cash of approximately $30,000 for services rendered. The fair value of the options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: risk free interest rates of 4.65%, volatility factors of the expected market price of our common stock of 1.298; a dividend yield of zero, and a weighted expected life of 3 years.

         On March 28, 2002, we executed a binding agreement with one of our stockholders, who is also a Board Member, to fund up to $2.5 million through March 31, 2003. Under the terms of the agreement, we could draw amounts as needed in multiples of $500,000 to fund operations subject to Board of Director approval. Amounts drawn bear interest at the prime rate per annum (4.75% at September 30, 2004) payable monthly and were to become due and payable on December 31, 2003, or upon a change in control of the Company or consummation of any other financing over $3 million. In March 2003, the payback date was extended to December 31, 2004. In consideration for the stockholder entering into this agreement, we granted the stockholder 100,000 common stock purchase warrants at an exercise price equal to the closing market price of our stock on the date of grant. As of December 31, 2003, the Company had drawn the entire $2.5 million of the available funds.

         On March 14, 2003, we executed a second binding agreement with the same stockholder to fund up to an additional $3.5 million through December 31, 2003. Under the terms of the second agreement, we can draw amounts as needed in multiples of $500,000 to fund operations subject to Board of Director approval. Amounts drawn bear interest at the prime rate per annum (4.75% at September 30, 2004) payable monthly and become due and payable on December 31, 2004, or upon a change in control of the Company or consummation of any other financing over $7 million. In consideration, we granted the stockholder 125,000 common stock purchase warrants at an exercise price equal to the closing market price of our stock on the date of grant. As of September 30, 2004, the Company had drawn $2.0 million of the available funds.

         On February 2, 2004, we granted this same stockholder an additional 150,000 common stock purchase warrants at an exercise price equal to the closing market price of our stock on the date of grant in consideration for extending the expiration dates of the March 28, 2002 and March 14, 2003 agreements and amendments thereto, from December 31, 2004 to December 31, 2005; for waiving the funding requirement mandating payback terms until such time as we have raised an additional $7.0 million over the amount raised during our recent 2004 private placement offering, we are operating within sufficient cash flow parameters, as defined, or until the Company is sold; and for his involvement in equity financing in 2003 and 2004, to date.

         We believe that the transactions referred to above were on terms no less favorable to us than terms which could have been obtained from unrelated third parties.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S DIRECTOR NOMINEES.

                                   PROPOSAL 2

             PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP
       AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR PURADYN FILTER
                           TECHNOLOGIES INCORPORATED

         The appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2004, will be submitted for ratification by our stockholders. Ratification of the appointment of our Independent Registered Public Accounting Firm requires the affirmative vote of a majority of the shares of Puradyn's common stock voting at the annual meeting in person or by proxy.

Fees to Independent Registered Public Accounting Firm.

         The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2003 and December 31, 2002 by Ernst & Young LLP, the Company's principal Independent Registered Public Accounting Firm:

                                                2003           2002
                                           ------------    ------------
           Audit Fees                      $    150,605    $    146,990
           Audit-Related Fees                        --              --
           Tax Fees                                  --              --
           All Other Fees                            --              --

          Audit fees represent amounts billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financials statements included in the Company's Forms 10-QSB for the fiscal years ended December 31, 2003 and 2002. Before Ernst & Young LLP was engaged by the Company to render audit or non-audit services, the engagement was approved by the Company's Audit Committee.

Pre Approval Policies and Procedures

         The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the Independent Registered Public Accounting Firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the Independent Registered Public Accounting Firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

General
-------

         Representatives of Ernst & Young LLP are expected to be present at the 2004 Annual Meeting, and (a) will be provided with an opportunity to make a statement if they desire to do so, and (b) are expected to be available to respond to appropriate questions from stockholders.

         Although the Board of Directors is submitting the appointment of Ernst & Young LLP for stockholder approval, it reserves the right to change the selection of Ernst & Young LLP as the Independent Registered Public Accounting Firm, at any time during the fiscal year, if it deems such change to be in Puradyn's best interest, even after stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS PURADYN'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

FORMATION CONCERNING STOCKHOLDER PROPOSALS

         The stockholder intending to present a proposal to be included in the proxy statement for our 2004 Annual Meeting of Stockholders must deliver a proposal in writing to our executive offices no later than December 1, 2004.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the 2004 Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                             ADDITIONAL INFORMATION

         Our Annual Report on Form 10-KSB, which includes audited, consolidated financial statements for the year ended December 31, 2003, is included in the mailing with this proxy.

                              FOLD AND DETACH HERE

                    PURADYN FILTER TECHNOLOGIES INCORPORATED
              2004 ANNUAL MEETING OF STOCKHOLDERS December 16, 2004
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    PURADYN FILTER TECHNOLOGIES INCORPORATED

The undersigned hereby appoints Richard C. Ford proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Puradyn Filter Technologies Incorporated held of record by the undersigned on October 28, 2004, at the 2004 Annual Meeting of Stockholders to be held at the Holiday Inn Catalina, 1601 North Congress Avenue, Boynton Beach, Florida 33426, on Thursday, December 16, 2004, 10:00 a.m. local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1. Election of Directors

   [ ] FOR all nominees [ ] WITHHOLD AUTHORITY [ ] FOR all nominees except as noted below:

   NOMINEES:    Nominees: Joseph V. Vittoria, Richard C. Ford, Kevin G. Kroger,
                Peter H. Stephaich, Ottavio Serena, and Michael Castellano.

__________________________________________________
   Nominee exception(s)

2. Proposal to ratify the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for Puradyn Filter Technologies Incorporated for the fiscal year ending December 31, 2004, to serve at the pleasure of the Board of Directors.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

             (Continued and to be dated and signed on reverse side)

                              FOLD AND DETACH HERE

                          (continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2004 ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

                                        DATED: _________________________________


                                        ________________________________________
                                        (Signature)


                                        ________________________________________
                                        (Signature if jointly held)


                                        ________________________________________
                                        (Printed name(s))

                                        Please sign exactly as name appears
                                        herein. When shares are held by Joint
                                        Tenants, both should sign. When signing
                                        as attorney, as executor, as
                                        administrator, trustee or guardian,
                                        please give full title as such. If held
                                        by a corporation, the president or
                                        another authorized officer should sign
                                        below the full name of the corporation.
                                        If held by a partnership, an authorized
                                        person should sign below the full name
                                        of the partnership.

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        PROXY IN THE ENCLOSED ENVELOPE. THANK
                                        YOU.